Exhibit 10.19

FOURTH AMENDMENT
TO
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This Fourth Amendment to Amended and Restated Revolving Credit Agreement (“Amendment”) is entered into as of February 1, 2002, between Comerica Bank-California, successor-by-merger to Imperial Bank (the “Bank”), and Prospect Medical Holdings, Inc. (the “Borrower”).

RECITALS

This Amendment is being entered into in reference to the following facts:

The Borrower and the Bank entered into an Amended and Restated Revolving Credit Agreement, dated as of July 3, 1999 (as modified, amended, and supplemented to the date hereof, the “Credit Agreement”).  Capitalized terms used, but not defined herein, shall have the meanings ascribed thereto in the Credit Agreement.  The Bank and the Borrower desire to amend the Credit Agreement in certain respects subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows.

ARTICLE 1 - AMENDMENTS

1.1           Amendment of “Maturity Date.”  The definition of “Maturity Date,” contained in Section 1.1 of the Credit Agreement, is hereby amended and restated to read in its entirety as follows:

“‘Maturity Date’ means July 31, 2002.”

1.2           Amendment of “Revolving Credit Commitment.”  The definition of “Revolving Credit Commitment,” contained in Section 1.1 of the Credit Agreement, is hereby amended and restated to read in its entirety as follows:

‘“Revolving Credit Commitment’ means $2,000,000.”

1.3           Amendment of Section 5.3.  Section 5.3 of the Credit Agreement is hereby amended by the addition of a new subsection “(k),” which shall read in its entirety as follows:

“(k)         as soon as available, but in any event within 10 days after the end of each month, commencing with the month of February 2002, Borrower prepared projections of Borrower’s sales and income for the following three months (including the month in which the report is made available to the Bank).”

ARTICLE 2 – CONDITIONS PRECEDENT

2.1           Conditions Precedent.  This Amendment shall be effective upon satisfaction of all of the following conditions precedent, as determined by the Bank in its sole discretion:

(a)           the Bank shall have received a signed copy of the following documents, all in form and content acceptable to the Bank in it sole discretion, duly executed and delivered by an authorized representative of the Borrower: (i) this Amendment; (ii) the Second Amendment to Term Loan Note; and (iii) the Third Amendment to Amended and Restated Secured Revolving Note; and

(b)           the Borrower shall have taken such other actions as may be requested by the Bank to more fully document the transaction evidenced hereby.

ARTICLE 3 – REPRESENTATIONS AND WARRANTIES

3.1           Borrower’s Representations and Warranties. In order to induce the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank that:

(a)           The Borrower has the power and authority and has taken all action necessary to execute, deliver and perform this Amendment and all other agreements and instruments executed or delivered to be executed or delivered in connection herewith and therewith, and this Amendment and such other agreements and instruments constitute the valid, binding, and enforceable obligations of the Borrower.

(b)           The Borrower’s representations and warranties contained in the Credit Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof, and no Event of Default or Unmatured Event of Default has occurred and is continuing as of the date hereof.

3.2           Acknowledgment of Borrower. The Borrower expressly acknowledges and agrees that as of the date of this Amendment, it has no offsets, claims or defenses whatsoever against any of the Obligations owing to the Bank.

ARTICLE 4 – GENERAL PROVISIONS

4.1           Full Force and Effect. Except as expressly amended hereby, the Credit Agreement and all other documents, agreements and instruments relating to thereto are and shall remain unmodified and in full force and effect.

4.2           Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and that all of which taken together shall constitute one and the same instrument, respectively.  Delivery of an executed counterpart of this Amendment by facsimile shall be equally effective as delivery of a manually executed counterpart of this Amendment.  Any party delivering an executed counterpart by facsimile shall also deliver a manually executed counterpart of this Amendment, but failure to do so shall not effect the validity, enforceability, of binding effect of this Amendment.

4.3           Final Agreement. This Amendment is intended by the Borrower and the Bank to be the final, complete, and exclusive expression of the agreement between them with respect to the subject matter hereof.  This Amendment supersedes any and all prior oral or written agreements relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the date first above written.

“BANK”		“BORROWER”
Comerica Bank-California		Prospect Medical Holdings, Inc.

By:	/s/ Thomas Turner	By:	/s/ R. Stewart Kahn
	Thomas Turner,		R. Stewart Kahn,
	Vice President		Executive Vice President